Exhibit 77Q(1)(e)(i)

Advisory Agreement dated March 28, 2012 between the Natixis Funds Trust II on behalf of Vaughan Nelson Select Fund and Vaughan Nelson Investment Management, L.P. is incorporated by reference to exhibit (d)(1)(xvi) to PEA No. 167 filed on June 28, 2012.